UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2019

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code    (585) 678-7100

                                               Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2019, Constellation Brands, Inc. (“Constellation”) and E. & J. Gallo Winery (“Gallo”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Gallo agreed to acquire for $1.7 billion a portion of Constellation’s wine and spirits business principally consisting of various brands having a retail price of $11.00 and below, together with related inventory, intellectual property, interests in certain contracts, and interests in certain personal and real property, vineyards and facilities located in California, New York and Washington (the “Transaction”). In addition, it is expected that Constellation will provide certain temporary transition services following completion of the Transaction. In connection with the Transaction, Constellation will receive cash in the amount of approximately $1.7 billion, subject to certain purchase price adjustments. The Transaction is subject to regulatory approval and other customary and routine closing conditions.

The Asset Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. The representations, warranties and covenants contained in the Asset Purchase Agreement are made by the parties solely for the benefit of each other and should not be relied upon by any other person. The parties currently expect to complete the Transaction at approximately the end of the first quarter of Constellation’s 2020 fiscal year.

The foregoing description of the Asset Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Asset Purchase Agreement made and entered into as of April 3, 2019, by and between Constellation Brands, Inc. and E. & J. Gallo Winery. *

* Exhibits, disclosure schedules and other schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constellation Brands agrees to furnish supplementally a copy of such exhibits, disclosure schedules and other schedules, or any section thereof, to the SEC upon request.

INDEX TO EXHIBITS

Exhibit No.	Description

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, SUCCESSION OR LIQUIDATION

(2.1)	Asset Purchase Agreement made and entered into as of April 3, 2019, by and between Constellation Brands, Inc. and E. & J. Gallo Winery (filed herewith). *

* Exhibits, disclosure schedules and other schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constellation Brands agrees to furnish supplementally a copy of such exhibits, disclosure schedules and other schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer